PROMISSORY NOTE

$85,148.70	Mathews, Virginia
Execuserve Corp.	February 9, 2010

FOR VALUE RECEIVED, the undersigned corporation (hereafter, Corporation) promises to pay to the order of W. Thomas Eley, at its offices in Mathews,Virginia, or such other place as the noteholder shall designate in writing delivered to the Corporation, the principal sum of $85,148.70, with interest thereon at the rate of six per cent (6%) per annum from the date hereof until maturity on the dates and in the manner following:

The maker shall pay monthly installments in the amount of one thousand six hundred forty-six dollars and sixteen cents ($1,646.16) for fifty-nine months, beginning on the date one month from the date of this note, adjusted as described below, and one final payment on the date sixty months from the date hereof representing the entire remaining balance due under this note. The payments shall be adjusted, if necessary, as follows: the amount to be paid shall be reduced to the amount equal to 15.2051% of the cumulative positive cash flow from the Corporation’s business operations at the payment due date, if such amount is less than the payment otherwise due, and shall be increased to the smaller of 15.2051% of the cumulative positive cash flow from the Corporation’s business operations at the payment due date or the aggregate amount due, including prior reductions in payments which remain unpaid, if 15.2051% of the cumulative positive cash flow from the Corporation’s business operations at the payment due date exceeds the monthly payment amount.

Subject to the above restrictions, the maker shall have the right at any time and from time to time to prepay all or any part of the unpaid principal amount of this note without premium or penalty on the amount prepaid.

The undersigned corporation represents and warrants that (a) it is a duly organized corporation existing in good standing under the laws of the Commonwealth of Virginia and is duly qualified to carry on its contemplated business in said Commonwealth, (b)  the making and performance of the terms of this note, and the borrowing evidenced thereby, are within the corporation's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene any contractual restriction binding on the corporation, and (c) this note is a legal and binding obligation of the undersigned corporation, enforceable in accordance with its terms.

If any of the following events shall occur:  (a) if default shall be made in the payment of all or any part of the principal of or interest on this note when the same is payable as above provided, (b) if any representation or warranty made herein shall prove to be incorrect in any material respect, (c) if the undersigned corporation shall fail to observe or perform any of the covenants herein contained or contained in the Agreement with the noteholders of even date, (d) if the undersigned corporation shall make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent or bankrupt, petition or apply to any tribunal for a receiver or a trustee of its property or any substantial part thereof, or if the undersigned corporation or any subsidiary shall commence any proceedings under any reorganization arrangement, readjustment of debt, dissolution or liquidation under the law or statute of any jurisdiction, whether now or hereafter in effect, or if there shall be commenced against the undersigned corporation any such proceeding which remains undismissed for a period of sixty (60) days, then the holders hereof may at their option declare this note to be immediately due and payable, and, upon such declaration, this note together with accrued interest thereon shall be immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the undersigned corporation.  Delay or failure to exercise this option with respect to any such default shall not constitute a waiver of the right to exercise it with respect to that or any other default.  The undersigned maker, and any endorser of this note, agree to remain bound for the payment of this note notwithstanding any extension or extensions of time of payment.  In the event of default the maker agrees to pay all expenses incurred in the collection of this note, including attorneys fees of fifteen per cent.

WITNESS the following signatures and seals:

Execuserve Corp.

By:	/s/ Jim Robinson
President

ATTEST:

/s/ Dean Garfinkel
Secretary